UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Bite Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bite Acquisition Corp. (the “Company”) has determined to amend and restate the Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2022, in its entirety as follows:

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Any redemption of the shares of the Class A common stock, par value $0.0001 per share, of the Company on or after January 1, 2023 may be subject to the Excise Tax. The proceeds placed in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) and the interest earned thereon shall not be used to pay for the Excise Tax that may be levied on the Company in connection with such redemptions. The Company further confirms that it will not utilize any funds from the Trust Account to pay any such Excise Tax.

In addition, until the earliest of (a) the consummation of the Company’s initial business combination, (b) the liquidation of the Trust Account and (c) 24 months from the anniversary of the effective date of the registration statement relating to the Company’s initial public offering, the Company will maintain the investment of funds held in the Trust Account in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds investing solely in United States government treasury obligations and meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act (or any successor rule). In the event that the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”) is implemented as described in the definitive proxy statement filed with the SEC on November 23, 2022, as amended and supplemented, then following the 24 month anniversary of the effective date of the registration statement relating to the Company’s initial public offering the Company plans to maintain the remaining amount in the Trust Account in an interest bearing demand deposit account at a bank. If the Extension is implemented, Smart Dine, LLC, the sponsor of the Company, has agreed that it or its affiliates or permitted designees will deposit into the Trust Account an amount determined by multiplying $0.05 by the number of public shares then outstanding, up to a maximum of $150,000 for each one-month extension until August 17, 2023, unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.06 at the time of the special meeting to be held on December 15, 2022.